                                                                    EXHIBIT 10.3

                                   AGREEMENT

     This Agreement ("Agreement") is entered into as of February 04, 1999 2000 (the "Effective Date"), by and between GoTo.com, Inc., a Delaware corporation with its principal place of business at located 140 West Union Street, Pasadena, California, 91103 ("GoTo.com") and The BigHub.com, ("BigHub") a Florida corporation with its principal place of business at located 3388 Via Lido, Newport Beach, California 92663 ("Affiliate").

                                  WITNESSETH:

WHEREAS, GoTo.com provides services utilizing certain technology for searching and indexing the Internet, and would like to provide such services at Affiliate's Web Site (as defined below); and

WHEREAS, Affiliate wishes to include certain GoTo.com Marks and Search Results (each, as defined below) on certain pages of Affiliate's Web Site and further wishes to sublicense the GoTo.com Marks and Search Results to Third Party Affiliates (as defined below) that will enable users of Affiliate's Web Site and Third Party Affiliates' Web Site to conduct a search of the Internet at Affiliate's Web Site and Third Party Affiliate's Web Site so that queries typed in a search field on Affiliate's Web Site will produce the Search Results.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.   DEFINITIONS

For purposes of this Agreement, the following terms will have the indicated meanings:

     1.1  Affiliate's Web Site: The pages under Affiliate's domain name
          ---------------------
          www.thebighub.com.

     1.2  GoTo.com Marks. The GoTo.com Marks may include any or all of the
          --------------
          following, as reflected on Exhibit A: (a) The mark "GoTo.com", in typed form and stylized formats; (b) the green circle on a yellow background incorporating the name "GoTo.com" (the "GoTo.com Logo", as may be modified from time to time); (c) the phrase "Search Made Simple"; (d) the format or general image or appearance of a Web pages provided by GoTo.com or produced by any of its technology or services (including a Web page containing Search Results); or (e) any word, symbol or device, or any combination thereof, used or intended to be used by GoTo.com to identify and distinguish GoTo.com's products or services from the products or services of others, and to indicate the source of such goods or services.

     1.3  Search Results: The results of a search query using GoTo.com's search
          --------------
          functionality, the form and manner of which are displayed on Exhibit
          B.

     1.4  Search Services: The services (individually or collectively),
          ---------------
          including GoTo.com's search functionality and the Search Results, provided by GoTo.com in connection with this Agreement.
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     1.5  Term: The term of this Agreement, as defined in Section 8.
          ----

2.   GRANT OF LICENSE.

     2.1  License. Subject to the terms and conditions of this Agreement,
          -------
          GoTo.com grants to Affiliate a limited, non-exclusive, non-assignable, non-transferable, non-sub-licensable (except as provided in Section 2A below) royalty-free license during the term of this Agreement to display the GoTo.com Marks and the Search Results on Affiliate's Web Site, solely in connection with the exercise of Affiliate's rights under this Agreement.

     2.2  Use. Affiliate shall display such GoTo.com Marks and Search Results
          ---
          only in a manner that complies in all material respects with GoTo.com's Usage Guidelines attached hereto as Exhibit C, and as modified from time to time by GoTo.com in its sole discretion. Without limiting the foregoing, Affiliate shall not modify the GoTo.com Marks or the Search Services, including the format or display or the Search Results, or the manner in which the Search Results are displayed.

     2.3  Ownership. Affiliate acknowledges that all right, title and interest
          ---------
          in the GoTo.com Marks and the look and feel of the Search Results are exclusively owned by GoTo.com and/or its licensors, and that no right other than the limited license granted herein is provided to Affiliate. Affiliate shall not assert copyright, trademark or other intellectual property ownership or other proprietary rights in the GoTo.com Marks or in the Search Results, or in any element, derivation, adaptation, variation or name thereof.

     2.4  Ownership of Goodwill. Affiliate agrees that its use of the GoTo.com
          ---------------------
          Marks and the Search Results inures to the benefit of GoTo.com. All goodwill or reputation in the GoTo.com Marks or the Search Results shall automatically vest in GoTo.com when the GoTo.com Marks or Search Results are used by Affiliate pursuant to this Agreement. Affiliate shall not contest the validity of, or GoTo.com's ownership of, any of the GoTo.com Marks. During the term of this Agreement, Affiliate shall not, in any jurisdiction, adopt, use, or register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, any GoTo.com Marks, or any word, symbol or device, or any combination thereof, that is confusingly similar to any of the GoTo.com Marks.

     2A.  AFFILIATE'S SUBLICENSE OF RIGHT TO USE SEARCH RESULTS

     During the term of this Agreement, Affiliate shall be permitted to grant to third parties who operate Web sites ("Third Party Affiliates") the right to use the Search Results on their web sites ("Third Party Affiliate Web Site"), subject to the following limitations:

          2A.1.1.  Compliance with all terms and conditions of this Agreement.
                   -----------------------------------------------------------
                   Third Party Affiliate shall be provided a copy of this Agreement and shall agree in writing to be bound by all terms applicable to Affiliate. Affiliate shall promptly notify Third Party Affiliates of changes to GoTo.com's Usage Guidelines. In its written agreement with Affiliate, Third Party Affiliate shall agree that Affiliate and GoTo.com shall be permitted to enforce Third Party Affiliate's compliance with the terms of this Agreement. Affiliate's agreements with

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                   Third Party Affiliates shall be subject to GoTo.com's
                   approval under the procedure set forth in Section 2A.1.2 below.

          2A.1.2.  Identification Of Third Party Affiliates. Affiliate shall
                   -----------------------------------------
                   provide GoTo.com with a monthly list of Third Party Affiliate's with whom Affiliate has entered into sublicense agreements, and which list shall be an exhibit to this Agreement. The list shall include sufficient information concerning the Third Party Affiliate Web Site to enable GoTo.com to review the site on which the Search Results would appear. GoTo.com shall have absolute discretion to withhold approval of such sublicense agreements at any time.

          2A.1.3.  Enforcement of Third Party Affiliate's Compliance with terms
                   ------------------------------------------------------------
                   of Agreement. Affiliate shall immediately notify GoTo.com in
                   ------------
                   writing of a Third Party Affiliate's non-compliance with the terms of this Agreement. Affiliate shall promptly at the request of GoTo.com terminate its agreement with the Third Party Affiliate for non-compliance with terms of this Agreement, including without limitation, terms relating to the use of the Search Results, and/or the GoTo.com Marks and adherence to Usage Guidelines as modified from time to time. Affiliate shall take no action which shall interfere with or prevent GoTo.com's right to enforce the terms of this Agreement against Third Party Affiliates, including without limitation the right to seek injunctive relief for violation of GoTo.com's intellectual property rights.


3.   GOTO.COM'S RIGHTS AND RESPONSIBILITIES.

     3.1  Site Implementation. GoTo.com shall provide to Affiliate the GoTo.com
          -------------------
          Marks and the Search Results that will be displayed by Affiliate on Affiliate's Web Site after a user of Affiliate's Web Site types in a search query.

     3.2  Search Results. GoTo.com shall provide to Affiliate the Search Results
          --------------
          on Affiliate's Web Site in a manner and format determined by GoTo.com in its sole discretion. GoTo.com shall have sole discretion over what Search Results are provided to Affiliate's Web Site in response to a search query by a user at Affiliate's Web Site. GoTo.com shall provide Affiliate a unique URL associated with Affiliate's Web Site allowing for the delivery of Search Results and the tracking of Affiliate's activity necessary to fulfill GoTo.com's reporting requirements hereunder. Should GoTo.com change this URL, GoTo.com shall provide Affiliate two weeks notice prior to the implementation of the new URL. GoTo.com shall provide Affiliate a unique URL associated with each result allowing for the tracking and reporting of clickthroughs. Should this unique URL change in the future, GoTo.com shall provide Affiliate with the new information and give Affiliate two weeks notice before implementation of the new URL.

     3.3  Compensation to Affiliate. GoTo.com shall compensate Affiliate
          -------------------------
          pursuant to the schedule on Exhibit D.


4.   AFFILIATE'S RESPONSIBILITIES

     4.1  Affiliate's Implementation Responsibilities. No later than 15 business
          -------------------------------------------
          days following the Effective Date, Affiliate shall enable users of Affiliate's Web Site to enter search queries at Affiliate's Web Site and receive the GoTo.com Marks and Search Results to be displayed as the first set of results returned on any given search query, subject to 2.2.

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     4.2  Affiliate's Site: Affiliate agrees that it is solely responsible for
          ----------------
          the development, maintenance and operation of Affiliate's Web Site and for all materials and content that appear on Affiliate's Web Site.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1  GoTo.com Warranties. GoTo.com represents and warrants that it has full
          -------------------
          power and authority to enter into this Agreement. GoTo.com does not warrant that the Search Results will meet all of Affiliate's requirements or that performance of the Search Services will be uninterrupted or error-free. GOTO.COM AND ITS LICENSORS MAKE NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

     5.2  Affiliate Warranties. Affiliate represents and warrants that: (i) it
          --------------------
          has full power and authority to enter into this Agreement, (ii) the content on Affiliate's Web Site, and/or the technology used by Affiliate in connection with Affiliate's Web Site and/or the means by which users access Affiliate's Web Site (a) are owned, validly licensed for use by Affiliate or in the public domain; (b) do not constitute defamation, libel, obscenity; (c) do not violate applicable law or regulations; (d) do not infringe or violate any copyright, patent, trademark or other similar intellectual property right, or otherwise violate or breach any duty toward, or rights of any person or entity, including without limitation, rights of privacy and publicity; and (e) do not result in any consumer fraud, product liability, breach of contract to which Affiliate is a party or cause injury to any third party.

6.   CONFIDENTIALITY

     6.1 During the term of this Agreement, both parties may have access to certain non-public information of GoTo.com, which information a reasonable person would consider confidential or which is marked as "confidential" or "proprietary" by either party ("Confidential Information"). Confidential Information does not include information that is generally known and available, or in the public domain through no fault of either party. Both parties agrees (i) not to disclose any Confidential Information to any third parties, (ii) not to use any Confidential Information for any purposes except to carry out its rights and responsibilities under this Agreement and (iii) to keep the Confidential Information confidential using the same degree of care the other party uses to protect its own confidential information, as long as it uses at least reasonable care. Both parties acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow one party or third parties to unfairly compete with the other party resulting in irreparable harm to that party and, therefore, that upon any such breach or threat thereof, the non-breaching party shall be entitled to injunctions and other appropriate equitable relief in addition to whatever remedies it may have at law. In addition, if the non-breaching party prevails in any legal dispute hereunder, it shall be entitled to collect its reasonable attorneys' fees and expenses. The sole jurisdiction and venue for actions

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          related to the subject matter hereof shall be the California state and
          U.S. federal courts having within their jurisdiction the location of defendant's principal place of business. Each party consents to the jurisdiction of such courts. All obligations under this Section 6 survive for 3 years after termination of the Agreement.

7.   INDEMNIFICATION

     7.1  GoTo.com Indemnification. GoTo.com shall defend and/or settle, and pay
          ------------------------
          damages awarded pursuant to, any third party claim brought against Affiliate, which would constitute a breach of any warranty or representation made by GoTo.com under this Agreement; provided that Affiliate promptly notifies GoTo.com in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to GoTo.com at GoTo.com's expense and with GoTo.com's choice of counsel, and cooperates fully with GoTo.com, at GoTo.com's request and expense, including but not limited to providing any information or materials necessary for GoTo.com to perform the foregoing. GoTo.com shall not be liable for indemnification under this paragraph for claims alleging or arising from violations of intellectual property rights.

     7.2  Affiliate Indemnification. Affiliate shall defend and/or settle, and
          -------------------------
          pay damages awarded pursuant to, any third party claim brought against GoTo.com, which would constitute a breach of any warranty, representation or covenant made by Affiliate under this Agreement or are related to Affiliate's breach of a material obligation under this Agreement; provided that GoTo.com promptly notifies Affiliate in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to Affiliate at Affiliate's expense and with Affiliate's choice of counsel. GoTo.com shall cooperate with Affiliate, at Affiliate's expense, in defending or settling such claim. Affiliate will not enter into any settlement or compromise of any such claim without GoTo.com's prior consent, which shall not be unreasonably withheld.

     7.3  Limitation of Liability. EXCEPT FOR LIABILITY ARISING OUT OF OR
          -----------------------
          RELATED TO BREACH OF THE CONFIDENTIALITY PROVISIONS HEREIN, NEITHER PARTY OR ANY OF GOTO.COM'S LICENSORS WILL BE LIABLE FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST DATA, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE, AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. IN NO EVENT WILL GOTO.COM'S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE NET AMOUNT PAID OR PAYABLE TO AFFILIATE UNDER THIS AGREEMENT DURING THE TWELVE MONTHS PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

8.   TERM.

     8.1  Term. The term of this Agreement (the "Term") shall commence on the
          ----
          Effective Date and shall continue in force for a period of one-year
          (1) thereafter, unless earlier terminated as provided herein. This Agreement will renew automatically for successive one-year periods until expiration of the commercial usefulness of the Search Results, until either party gives written notice to the other party of its intent not to renew no less than thirty (30) days prior to the end of the previous one-year period, or until terminated pursuant to Section
          8.2 or 8.3.

     8.2  Termination for Breach. If Affiliate breaches any covenant,
          ----------------------
          representation and/or warranty of this Agreement, or if Affiliate engages in any action that, in GoTo.com's sole discretion, reflects poorly on GoTo.com or otherwise disparages or devalues the GoTo.com Marks, or GoTo.com's reputation or goodwill, GoTo.com may terminate the Agreement immediately upon notice to Affiliate. If GoTo.com is unable to provide Search Results due to GoTo.com's substantial system failure or consistent service outages (except when such are caused by force majeure), then (a.) Affiliate may provide written notice of such failures or outages to GoTo.com or (b.) GoTo.com may terminate this Agreement. If Affiliate provides written notice to GoTo.com pursuant to this Section, then GoTo.com will have thirty (30) days to remedy the noted failures and outages. If GoTo.com does not remedy such failures and outages, Affiliate may terminate this Agreement.

     8.3  Termination Due to Insolvency. Either party may suspend performance
          -----------------------------
          and/or terminate this Agreement if the other party makes any assignment for the benefit of creditors or has any petition under bankruptcy law filed against it, which petition is not dismissed within 60 days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

     8.4  Effect of Termination.  Upon the termination of this Agreement for any
          ---------------------
          reason all license rights granted herein shall terminate immediately, and Affiliate shall immediately cease use of the GoTo.com Marks and the Search Results.

9.   MISCELLANEOUS

     9.1  Survival. In the event of any termination or expiration of this
          --------
          Agreement for any reason, Sections 2.3, 2.4, 5, 6, 7, 8.4 and 9 shall survive termination.

     9.2  Notice. Any notice required for or permitted by this Agreement shall
          ------
          be in writing and shall be deemed delivered if delivered as indicated:
          (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report, (iv) by certified or registered mail, return receipt requested, upon verification of receipt; or (v) by the same day, when delivered by email. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section. Alternatively, GoTo.com may change the terms and conditions of this Agreement by posting notice of such change on any of the GoTo.com web sites. Any use of the GoTo.com Marks or the Search Results after such notice is posted or delivered shall be deemed to be continued acceptance of this Agreement including its amendments and modifications.

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     9.3  Assignment.  Neither party may assign its rights or delegate its
          ----------
          obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement.

     9.4  No Third Party Beneficiaries. All rights and obligations of the
          ----------------------------
          parties hereunder are personal to them. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

     9.5  Governing Law. This Agreement will be governed and construed, to the
          -------------
          extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to conflict of law principles. With the exception of Section 6, any dispute of or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in Los Angeles County, California under the Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     9.6  Independent Contractors. The parties are independent contractors. This
          -----------------------
          Agreement shall not be construed to create a joint venture or partnership between the parties. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

     9.7  Force Majeure. Neither party shall be liable hereunder by reason of
          -------------
          any failure or delay in the performance of its obligations (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, acts of God, war, governmental action, or any other cause that is beyond the reasonable control of such party.

     9.8  Compliance with Law. Each party shall be responsible for compliance
          -------------------
          with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

     9.9  Entire Agreement. This Agreement and the Exhibits hereto constitute
          ----------------
          the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement, other than GoTo.com's right to change this Agreement in
          Section 9.2, must be in writing and executed by an officer of the parties.

     9.10 Severability. If any provision of this Agreement shall be held or made
          ------------
          invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement, and the invalid or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the original intentions of the parties hereto and has like economic effect.

     9.11 Waiver. The terms or covenants of this Agreement may be waived only by
          ------
          a written instrument executed by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

     9.12 Section Headings. The section headings contained herein are for
          ----------------
          reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date above.


The BigHub.com                             GOTO.COM

By: /s/ Mark Doumani                       By: /s/ John Lenay
    -------------------------                  ----------------------------.

Name: Mark Doumani                         Name: John Lenay
      -----------------------                    --------------------------.

Title: EVP                                 Title: VP, Sales
       ----------------------                     -------------------------.

                                   EXHIBIT A

                               The GoTo.com Marks

     The GoTo.com Marks provided as part of this Agreement are as follows:


   .  Text (Word Mark) attribution to be displayed as "GoTo.com"

                                   EXHIBIT B

                            GoTo.com Search Results
                                 (sample page)

By Engine Results

1. Planet Toys! Best in the Universe.
   The best toys on Earth at the best price! 100% secure ordering. http:/toysbhere.vstoretoys.com (Cost to advertiser: $0.33)
   ------------------------------                      -----
2. Great Toys For All Ages!!
   From hot board and video games for big kids, to stuffed animals for little kids, we've got the toys that children get really excited about-and that parents get really excited about giving! Yes we have Pokemon and Beanie Babies!! http://smartetoys.vstoretoys.com (Cost to advertiser: $0.30)
            --------------------------------                       ----


Summarized Results

CarParts.com: The Right Part. Right Now. Over 1.5 million auto parts, accessories & performance products online! Top brands (Motorcraft, Warn, Fram, Hella) for your car, truck, van or SUV. Fast, convenient & secure ordering! http://ad.doubleclick.net (GoTo.com (Cost to advertiser: $1.15))

Quotes on Cars & Trucks at BizBuyer.com Free service: price new cars, trucks, SUVs, vans, and utility vehicles without hassle. Fast and easy quotes on individual and fleet auto sales.
http://www.bizbuyer.com (GoTo.com (Cost to advertiser: $1.14))

                                   EXHIBIT C


                          GOTO.COM USAGE GUIDELINES


1. You may use the GoTo.com Marks and the Search Results solely for the purpose authorized herein by GoTo.com and only in compliance with the specifications, directions, information and standards supplied by GoTo.com and modified by GoTo.com from time to time.
2. You agree to comply with any requirements established by GoTo.com concerning the style, design, display and use of the GoTo.com Marks and the Search Results; to correctly use the trademark symbol (TM) or registration symbol
    (R) with every use of the trademarks, service marks and/or tradenames as part of the GoTo.com Marks and/or Search Results as instructed by GoTo.com; to use the registration symbol (R) upon receiving notice from GoTo.com of registration of any trademarks, service marks and/or tradenames that are part of the GoTo.com 1. Planet Toys! Best in the Universe. Marks and/or the Search Results. The best toys on Earth at the best price! 100% secure ordering. http:/toysbhere.vstoretoys.com
3. You may not alter the GoTo.com Marks or the Search Results in any manner, or use the GoTo.com Marks or the Search Results in any manner that may dilute, Goto.com (Cost to advertiser: $0.33) diminish, or otherwise damage GoTo.com's rights and goodwill in any GoTo.com Webcrawler trademark, tradename and/or service mark that are part of the GoTo.com Marks 2. Great Toys For All Ages!! and/or the Search Results.
4. You may not use the GoTo.com Marks and/or the Search Results in any manner that implies sponsorship or endorsement by GoTo.com of services and products other than those provided by GoTo.com.

                                   EXHIBIT D

                                    Schedule



COMPENSATION:

1.  Terms of Payment
       GoTo.com shall pay Affiliate according to the following schedule:

       .  For total monthly impressions between 0 and 1,000,000; $2 CPM
       .  For total monthly impressions between 1,000,000 and 2,500,000; $2.50
          CPM
       .  For total monthly impressions between 2,500,000 and above; $3 CPM

     CPM is defined as one thousand impressions of the Search Results on Affiliate's Web Site and Third Party Affiliates' Web Sites.

2.  Bonus
       In addition, GoTo.com agrees to pay Affiliate a clickthrough bonus on GoTo.com's Paid Search Results only, when monthly clickthroughs on Paid Search Result on Affiliate's Web Site and Third Party Affiliates' Web Sites total 50,000 or more. In such months where the monthly clickthroughs on Paid Search Result exceed 50,000, GoTo.com shall pay $0.005 on each of the total monthly Paid Search Result clickthroughs. No bonus shall be awarded in any month when clickthroughs on Paid Search Results on Affiliate's Web Site and Third Party Affiliates' Web Sites do not exceed 50,000. For purposes of this Agreement, a Paid Search Result is a search result provided by an advertiser of GoTo.com and does not include supplemental search results provided by a third party.

3.  Pay Schedule
       GoTo.com shall pay all fees due under this Schedule 45 days after the end of each calendar quarter.

4.  Expenses
       Each party shall have the right, at its own expense, to audit the other party's books and records for the purpose of verifying payments made under this Agreement. Such audits shall be made not more than once per year, on not less than ten (10) days written notice, during regular business hours, by such party's independent auditors. An audit can only be for the previous twelve-month period dating back from the date of this audit.


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